Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 31, 2017, relating to the December 31, 2016 and December 31, 2015 consolidated financial statements of Ocean Thermal Energy Corporation.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ LIGGETT & WEBB, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

January 12, 2018